UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, 3D Systems Corporation (the “Company”) appointed Mr. Jeffrey Creech as the Company’s Executive Vice President and Chief Financial Officer, commencing on December 13, 2023. Mr. Creech succeeds Mr. Andrew Johnson, who has served as the Company’s Interim Chief Financial Officer since October 16, 2023. Mr. Johnson will remain the Company’s Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer.

Mr. Creech, age 61, was a Senior Director of The Finley Group, a niche consulting firm engaged primarily in the support, assistance, and remediation of companies in financial distress. Prior to joining the Finley Group in January 2022, Mr. Creech was Chief Operating Officer and Chief Financial Officer at Nutramax Laboratories (“Nutramax”), a privately held manufacturer of human and animal health and dietary supplements, from April 2019 to November 2021, where his primary responsibilities included oversight of all financial and operational activities, human resources, and information technology. Prior to his tenure at Nutramax, from May 2017 to September 2018, Mr. Creech served as President of Springs Creative Products Group, a specialized textile operation, where his role included oversight, at an executive level, of most aspects of the Company’s operations.

Mr. Creech began his accounting career in public accounting and continued in roles of increasing responsibility with both small, family-owned entities and Fortune 500 companies. His positions have included corporate and divisional controller, SEC Reporting Manager, Internal Audit Director, Vice President of Finance, Chief Financial Officer, Chief Operating Officer, and President. Mr. Creech is both a Certified Public Accountant and a Certified Management Accountant.

In connection with his appointment, the Company entered into an employment agreement with Mr. Creech (the “Employment Agreement”), dated December 12, 2023, pursuant to which he will serve as the Company’s Executive Vice President and Chief Financial Officer. Under the terms of the Employment Agreement, which was approved by the Compensation Committee of the Board of Directors, Mr. Creech will receive the following compensation:

•	a base salary of $425,000 per annum, which will be pro-rated for 2023;

•	a bonus objective of not less than 60% of Mr. Creech’s base salary subject to the terms of the Company’s annual bonus program, eligibility for which will begin in 2024; and

•

a time-based restricted stock award for a number of shares of the Company’s common stock (“Common Stock”) calculated with a numerator equal to $500,000 and a denominator equal to the 20-trading day trailing average closing price of the Common Stock ended on December 12, 2023, pursuant to the Company’s 2015 Incentive Plan, which will vest in three equal annual installments during the continuation of Mr. Creech’s employment with the Company.

The Employment Agreement has an initial two-year term that automatically renews for additional 12-month terms, unless terminated by either party.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2023, the Company issued a press release announcing, among other items, the appointment of Mr. Creech as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 to this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated December 12, 2023, by and between 3D Systems Corporation and Jeffrey Creech.

99.1	Press Release, dated December 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: December 14, 2023	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer